UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 30, 2004

Date of Report (Date of earliest event reported)

Presstek, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	0-17541	02-0415170
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

55 Executive Drive
Hudson, New Hampshire 03051-4903

(Address of Principal Executive Offices)

(603) 595-7000

Registrant’s telephone number, including area code

Item 2. Acquisition Or Disposition Of Assets.

     (a) On July 30, 2004, Presstek, Inc. (the “Company”), through its wholly-owned subsidiary, Precision Acquisition Corp., completed the acquisition of Massachusetts high-end printing plate manufacturer Precision Lithograining, Inc. and its affiliate, SKD Realty Co., for $13.0 million, which will be from existing cash reserves. Precision is one of the largest independent plate manufacturers in North America and its products are represented throughout the Americas, Europe, Asia and the Middle East by its dealer-partners under various private-label and Precision-branded technologies. Precision focuses on manufacturing high quality products at competitive pricing and providing its customers excellent value and service offered through local representation. Precision’s extensive product lines include analog and digital printing plates for both web and sheetfed applications.

     (b) Among the assets being acquired is a production facility for the manufacture of Precision’s products which the Company currently intends to operate for such purpose.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     ( a ) Financial Statements of Businesses Acquired.

     There are no financial statements required to be filed in connection with this transaction.

     ( b ) Pro Forma Financial Information.

     There is no pro forma financial information required to be filed in connection with this transaction

     ( c ) Exhibits.

Exhibit
No.	Descriptions
2.1	Stock Purchase Agreement among Presstek, Inc., Precision Lithograining, Inc. and SDK Realty Co. dated June 2, 2004.
99.1	Press Release dated July 30, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESSTEK, INC.

Date: July 30, 2004	By:	/s/ Edward J. Marino

Edward J. Marino
President and Chief Executive Officer